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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Hooper Holmes, Inc.

   We consent to the use of our report included herein on the Hooper Holmes, Inc. consolidated financial statements and to the use of our report incorporated by reference herein on the paramedical exam business of Choice Point Inc. statement of direct revenues and direct operating expenses and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ KPMG LLP

Short Hills, New Jersey

January 26, 2000